Exhibit 99.1

RETIREMENT AGREEMENT

This Retirement Agreement (the “Agreement”), which is effective as of June 22, 2009, is entered into by and between, David L. Hauser (the “Executive”) and Duke Energy Business Services LLC (the “Company”), with the mutual exchange of promises as consideration (collectively, the “Parties”).

Recitals

WHEREAS, the Executive will retire effective as of June 30, 2009 (the “Retirement Date”);

WHEREAS, in connection with the Executive’s retirement, the Company is willing to provide certain compensation to the Executive, provided that the Executive executes and does not timely revoke this Agreement and a waiver and release, substantially in the form attached to this Agreement as Exhibit A (the “Waiver and Release”) of all claims that the Executive might assert against the Company, Duke Energy Corporation, any of their subsidiaries and/or affiliated entities, and any predecessors, successors or assigns to the foregoing (individually and collectively, “Duke”) and certain other entities and individuals as set forth therein;

WHEREAS, the Company would like to engage the Executive to perform limited transition services following the Retirement Date; and

WHEREAS, the Parties have agreed to enter into this Agreement, which has been specifically negotiated between the Executive and the Company.

NOW, THEREFORE, the Company and the Executive enter into the following Agreement:

Agreement

1.                                       Retirement.

a.                                       Retirement.  The Executive’s employment with Duke will terminate effective as of the Retirement Date.  The Parties hereby acknowledge and agree that the Executive shall be deemed to have resigned his positions, if any, as a director and/or officer of Duke, effective as of the Retirement Date or such earlier date requested by Duke.

b.                                      Effect on Other Agreements.  Except as otherwise provided herein, this Agreement replaces and supersedes any and all prior employment, separation and retirement agreements between Duke and the Executive, if any.

2.                           Compensation.

a.                                       In exchange for entering into this Agreement and the Waiver and Release, and satisfying any additional conditions set forth in this Agreement, including but not limited to the requirement to provide transition services and comply with Sections 8, 9, 10, 11 and 14, and in lieu of any other compensation or benefits that might be payable to the Executive under any and all employment agreements, separation agreements, severance plans or severance agreements between Duke and the Executive, including but not limited to the Duke Energy Corporation Integrated Severance Plan and the Amended and Restated Change in Control Agreement by and among Duke Energy Corporation and the Executive dated August 26, 2008, Duke Energy Corporation agrees to modify the performance share awards that were granted to the Executive under the LTIP (as defined below) on March 2, 2007, February 26, 2008 and February 19, 2009 such that the Executive shall be deemed to be employed with Duke, solely for purposes of such awards, during the entirety of the performance periods applicable under each such performance share award.  The consideration described in this Section 2(a) of this Agreement shall only be provided to the Executive if, within 21 days after presentation to the Executive, which presentation will occur within 30 days after the Retirement Date, the Executive timely executes and does not timely revoke the Waiver and Release.  Notwithstanding anything herein to the contrary, the Company may withhold from any amounts payable under this Agreement such federal, state, local or other taxes as it reasonably determines are required to be withheld pursuant to any applicable law or regulation.

b.                                      The Executive acknowledges and agrees that he shall be entitled to no other benefits or compensation from Duke or any of its benefit plans or arrangements, other than as described in Section 2(a) of this Agreement and the following paragraphs of this Section 2(b):

i.                                          2009 Short-Term Incentive.  The Executive shall be entitled to a prorated award under the Duke Energy Corporation Executive Short-Term Incentive Plan (the “STI Plan”) for 2009, with the amount of such award being determined pursuant to the terms of the STI Plan and any applicable administrative guidelines, as amended, and such award shall be paid no later than March 15, 2010.

ii.                                       Accrued Vacation.  The Executive will receive the accrued vacation to which he is entitled under the applicable Duke vacation policy.

iii.                                    Equity Awards.  Except as described in Section 2(a) of this Agreement, the Executive’s rights with respect to the equity awards granted to him pursuant to the Duke Energy Corporation 1998 Long-Term Incentive Plan and the Duke Energy Corporation 2006 Long-Term Incentive Plan (individually and collectively, the “LTIP”) shall be determined pursuant to the terms of the LTIP and any applicable equity award agreements, including any post-employment non-competition/confidentiality restrictions contained therein.   Duke acknowledges and agrees that the Executive shall be treated, for purposes of the LTIP, as having terminated employment after becoming eligible for retirement.

iv.                                   Retirement Benefits.  The Executive’s rights with respect to retirement benefits shall be determined pursuant to the terms of the Duke Energy Retirement Savings Plan, the Duke Energy Retirement Cash Balance Plan, the Duke Energy Corporation Executive Savings Plan and the Duke Energy Corporation Executive Cash Balance Plan, each as amended from time to time.

v.                                      Welfare Benefits.  The Executive’s rights with respect to welfare benefits shall be determined pursuant to the terms of the Duke Energy Health & Welfare Benefit Plans and the Duke Energy Health & Welfare Benefit (Financed) Plans, each as amended from time to time.

3.                                       Transition Services.  The Executive agrees to serve as a consultant to Duke for the 6-month period beginning on the Retirement Date (the “Consulting Period”).  The consulting services to be provided by the Executive during the Consulting Period will consist of consultation with, and advice to, the officers and managerial employees of Duke, as reasonably requested by the Chief Executive Officer or Chief Financial Officer (or his or her delegate), on matters relating to Duke’s business affairs about which the Executive has historical knowledge and experience. When requested by Duke, the Executive will perform the consulting services at reasonable times, as determined by mutual agreement between Duke and the Executive; provided, however, that in no event will the Executive be required, pursuant to this Agreement, to provide more than ten (10) hours of consulting services to Duke in any calendar week without his consent.  The Company will reimburse the Executive for all reasonable expenses authorized by Duke and incurred by the Executive in connection with the provision of consulting services pursuant to this Section 3.  All such reimbursements shall be subject to Duke’s Section 409A Payment Policy.  The Parties understand and agree that all of the consulting services to be provided by the Executive under this Agreement will be performed by him as an independent contractor and not as an employee of Duke.  The Executive will perform his consulting services to the best of his abilities.  The Executive’s duties pursuant to this Section 3 are purely those of a consultant, and Duke is free to accept or reject his advice, as it deems appropriate.  Duke is responsible for all actions it chooses to take based on the Executive’s advice, and Duke agrees to hold the Executive harmless and indemnify him for the results of those actions, including all losses and damages, including without limitation his reasonable legal expenses, resulting from any legal or regulatory action.  The Executive will not have any authority to act as an agent or representative of Duke, except to the extent expressly authorized in writing by Duke.

4.                                       Basis for Entitlement.  The Executive acknowledges that he would not be entitled to the consideration described in Section 2(a) of this Agreement absent his termination of employment and his execution of this Agreement and the Waiver and Release.

5.                                       Adequate Consideration.   The Executive agrees that the benefits described in this Agreement constitute good, valuable and sufficient consideration for the obligations the Executive assumes in Sections 6 through 15 and the Waiver and Release.  The consideration offered in exchange for the Executive’s execution of this

Agreement exceed in kind and scope that to which the Executive would have otherwise been legally entitled.

6.                                       Future Employment.  The Executive waives any right to assert any claim or demand for reemployment with Duke.  The Executive, however, may accept an offer of reemployment with Duke in the event such an offer is made.

7.                                       Acknowledgement.  The Executive acknowledges and agrees that it is the policy of the Company and Duke to comply with all applicable federal, state and local laws and regulations.  The Executive affirms that he has reported all compliance issues and violations of federal, state and local law or regulation or Duke policy of which he had knowledge during the term of his employment, if any.  The Executive represents and acknowledges that he has no further or additional knowledge or information regarding compliance issues or possible violations of federal, state or local law or regulations or Duke policy other than what the Executive may have previously raised, if any.

8.                                   Restrictive Covenants.

a.                                       In General.  The Executive acknowledges that in the course of his employment with Duke he has been exposed to and become familiar with trade secrets, customer lists, and other proprietary and confidential information  concerning Duke, and that his services have been of special, unique and extraordinary value to Duke.

b.                                      Non-Solicitation.  The Executive further agrees that, during the Consulting Period and the 24-month period thereafter, he will not in any manner, directly or indirectly, without the advance written consent of Duke, induce or attempt to induce any employee of Duke to quit or abandon his or her employ, or, for competitive purposes, call on, service, or solicit business from customers of Duke.

c.                                       Non Competition.  The Executive agrees that at no time during the Consulting Period or the 24-month period thereafter will he, without the prior written consent of Duke, (i) become employed by, or otherwise associated with, and work in or provide advice to a Competitor, (ii) acquire an ownership interest in a Competitor, provided that the Executive may, for investment purposes, own not more than 3% of the outstanding stock of any class of a Competitor that is publicly traded, or (iii) solicit any customers of Duke on behalf of or for the benefit of a Competitor.  For purposes of this Agreement, the term “Competitor” means any person or entity that is engaged in any business in which Duke is engaged as of the Retirement Date.   Provided, however, that the Parties acknowledge and agree that the operations of FairPoint Communications, Inc. and its affiliates as of the Retirement Date shall not result in FairPoint Communications, Inc. and its affiliates being considered a Competitor hereunder or under any other equity or incentive award agreement granted to the Executive.

d.                                      Non-Disparagement.  Except as required by subpoena or other legal process (in which event the Executive will give the Chief Legal Officer of Duke Energy Corporation prompt notice of such subpoena or other legal process in order to permit Duke or any affected individual to seek appropriate protective orders), the Executive further agrees that he will refrain from publishing or providing any oral or written statements about Duke, any of Duke’s current or former officers, executives, directors, employees, agents or representatives or any initiative, program or policy of Duke relating to any matter whatsoever that are disparaging, slanderous, libelous or defamatory, or that disclose private or confidential information about their business affairs, or that constitute an intrusion into their private lives, or that give rise to unreasonable publicity about their private lives, or that place them in a false light before the public, or that constitute a misappropriation of their name or likeness.  Except as required by subpoena or other legal process (in which event Duke will give the Executive prompt notice of such subpoena or other legal process in order to permit the Executive to seek appropriate protective orders), Duke further agrees to refrain from publishing or providing any oral or written statements about the Executive that are disparaging, slanderous, libelous or defamatory, or that disclose private or confidential information about his business affairs, or that constitute an intrusion into his private life, or that give rise to unreasonable publicity about his private life, or that place him in a false light before the public, or that constitute a misappropriation of his name or likeness.

e.                                       Revision.  If, at the time of enforcement of this Section, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Parties hereto agree that the maximum period or scope reasonable under such circumstances will be substituted for the stated period or scope and that the court will be allowed to revise the restrictions contained herein to cover the maximum period or scope permitted by law.  The Parties acknowledge that any alleged breach of this Section 8 could result in a claim for legal and/or equitable damages by the aggrieved party.

9.               Nondisclosure of Confidential Information.  The Executive acknowledges that the information, observations and data obtained by him while employed by Duke and during the Consulting Period concerning the business or affairs of Duke (unless and except to the extent the foregoing become generally known to and available for use by the public other than as a result of the Executive’s acts or omissions to act) (hereinafter defined as “Confidential Information”) are the property of Duke and he was and is prohibited from using, disclosing or misappropriating (on behalf of himself or any other person or entity) such Confidential Information during his employment with Duke and following the separation of his employment from Duke Energy.  For purpose of clarity, the fact of, or any information regarding any investigation undertaken by Duke or completed on Duke’s behalf regarding Duke’s business or the conduct of Duke’s business relating to legal, compliance, or risk management issues shall be deemed Confidential Information unless and except to the extent the foregoing become generally known to and available for use, in its entirety, by the public other than as a result of the Executive’s acts or omissions to act.  Therefore, the Executive agrees that he shall not disclose any Confidential Information without the prior written consent of the Chief Legal Officer or the Chief Executive Officer of Duke Energy Corporation (which may be withheld for any reason or no reason) unless and except to the extent that such disclosure is required by any subpoena or other legal process (in which event the

Executive will give the Chief Legal Officer of Duke Energy Corporation prompt notice of such subpoena or other legal process in order to permit Duke to seek appropriate protective orders), and that he shall not use any Confidential Information for his own account without the prior written consent of the Chief Legal Officer or the Chief Executive Officer of Duke Energy Corporation (which may be withheld for any reason or no reason).  As soon as practicable after the Retirement Date, Executive shall deliver to the Company all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof), whether in writing or any other form, relating to the Confidential Information, or to the work product or the business of Duke which he may possess or have under his control.  The Executive’s obligations under this Section 9 are in addition to, and not in limitation of or preemption of, all other obligations of confidentiality which the Executive may have to Duke under general legal or equitable principles, and federal, state or local law.  The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement, Executive remains free to report or otherwise communicate any nuclear safety concern, any work place safety concern, or any public safety concern to the Nuclear Regulatory Commission, United States Department of Labor or any other appropriate federal or state government agency.

10.                                 Intellectual Property.  The Executive acknowledges that any and all writings, documents, financial materials, inventions (whether or not patentable), discoveries, trade secrets, computer programs or instructions (whether in source code, object code, or any other form), algorithms, formulae, plans, customer lists, memoranda, tests, research, designs, specifications, models, data, diagrams, flow charts, and/or techniques (whether reduced to written form or otherwise) that the Executive made, makes, conceived, conceives, discovered, discovers, developed or develops, either solely or jointly with any other person, at any time during the term of his employment, whether during working hours or at Duke’s facilities or at any other time or location, and whether upon the request or suggestion of Duke or otherwise, that relate to or are useful in any way in connection with any business carried on by Duke  as well as any and all writings, documents, financial materials, inventions (whether or not patentable), discoveries, trade secrets, computer programs or instructions (whether in source code, object code, or any other form), algorithms, formulae, plans, customer lists, memoranda, tests, research, designs, specifications, models, data, diagrams, flow charts, and/or techniques (whether reduced to written form or otherwise) that the Executive makes, conceives, discovers or develops, upon the request of Duke, either solely or jointly with any other person, at any time during the Consulting Period, whether during working hours or at Duke’s facilities or at any other time or location (collectively, “Intellectual Work Product”) are and will be the sole and exclusive property of Duke.  The Executive will promptly and fully disclose all Intellectual Work Product to Duke.  Any Intellectual Work Product not generally known to and available for use, in its entirety, by the public shall be considered to be Confidential Information as defined herein.  The Executive acknowledges that all Intellectual Work Product that is copyrightable will be considered a work made for hire under United States Copyright Law.  To the extent that any copyrightable Intellectual Work Product may not be considered a work made for hire under the applicable provisions of the Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Executive may retain an interest in any

Intellectual Work Product that is not copyrightable, the Executive hereby irrevocably assigns and transfers to Duke any and all right, title, or interest that the Executive may have in the Intellectual Work Product under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration.  Duke will be entitled to obtain and hold in its own name all copyrights, patents, trade secrets and trademarks with respect thereto.  At the sole request and expense of Duke, the Executive will assist Duke in acquiring and maintaining copyright, patent, trade secret and trademark protection upon, and confirming its title to, such Intellectual Work Product.  The Executive’s assistance will include signing all applications for copyright and patent applications and other papers, cooperating in legal proceedings and taking any other steps considered desirable by Duke.

11.                                 Cooperation With Litigation.  Upon the Company’s request, and for a period through and including the fifth anniversary of the Retirement Date, the Executive agrees to render reasonable assistance to Duke in connection with any litigation or investigation relating to Duke’s business.  Such assistance shall include, but not be limited to, providing truthful information, attending meetings, assisting with interrogatories and requests for production, giving depositions and making court appearances.  The Executive agrees to promptly notify the Chief Legal Officer of Duke Energy Corporation of any requests for information or testimony that the Executive receives in connection with any litigation or investigation relating to Duke’s business.  The Company shall reimburse the Executive for any out-of-pocket expenses he reasonably incurs as a result of his compliance with this Section.

12.                                 Breach of this Agreement.  The Parties agree that the other would be damaged irreparably in the event any of the provisions of Sections 8, 9, 10, 11, or 14 were not performed in accordance with their specific terms or were otherwise breached and that money damages would be an inadequate remedy for any such non-performance or breach.  The Parties acknowledge and agree that, in the event either party breaches or threatens to breach any provision of this Agreement or the Waiver and Release, the non-breaching party shall be entitled to seek any and all equitable and legal relief provided by law, specifically including immediate and permanent injunctive relief to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security).  The Parties hereby waive any claim that the other has an adequate remedy at law.  In addition, and to the extent not prohibited by law, the Parties agree that the non-breaching party shall be entitled to an award of all costs and attorneys’ fees reasonably incurred by the non-breaching party in any successful effort to enforce the terms of this Agreement.  The Parties agree that the foregoing relief shall not be construed to limit or otherwise restrict their ability to pursue any other remedy provided by law, including the recovery of any actual, compensatory or punitive damages.  Moreover, if the Executive pursues any claims that he has waived in the Waiver and Release or otherwise materially breaches this Agreement, (i) the Executive agrees to immediately reimburse the Company for all amounts received by the Executive pursuant to Section 2(a) to the fullest extent permitted by law, and (ii) the Company will be relieved of any and all obligations to make future payments to the Executive pursuant to this Agreement.

13.                                 Continuing Obligations. The Executive hereby affirms and acknowledges the Executive’s continuing obligations to comply with the post-termination covenants contained in this Agreement, including, but not limited to, the provisions of Sections 8, 9, 10, 11 and 14 of this Agreement and the Waiver and Release.  The Executive acknowledges that the restrictions contained therein are valid and reasonable in every respect, are necessary to protect Duke’s legitimate business interests and hereby affirmatively waives any claim or defense to the contrary.

14.                                 Return of Company Property.  The Executive agrees to return to the Company all keys, identification badges, electronic passes, computer programs, and any other Duke property as soon as practicable after the Retirement Date.

15.                                 Arbitration.

a.                                       Any dispute between the Parties regarding this Agreement, the breach thereof, the Executive’s employment with Duke, or the termination thereof, the consulting arrangement established in Section 3 of this Agreement, the breach thereof, or the termination thereof shall be resolved (except as provided below) through informal arbitration by an arbitrator selected under the rules of the American Arbitration Association (located in Charlotte, North Carolina) and the arbitration shall be conducted in that location under the rules of said Association, to the extent they do not conflict with this Agreement.

b.                                      Within thirty (30) days of the notice of a demand for arbitration, both Parties shall exchange with one another documents in their respective possession that are relevant to the dispute.  There shall be no interrogatories or depositions taken in preparation for the arbitration; provided, however, that the arbitrator may permit limited deposition discovery in extraordinary circumstances and if necessary to avoid manifest injustice.  The grieving party shall file a written statement explaining his or its claim, including relevant documentation, within forty-five (45) days of the notice for arbitration; the opposing party shall respond within thirty (30) days thereafter; and the grieving party may reply within fifteen (15) days of the response.  After this period of limited discovery, a live hearing before the arbitrator will occur. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement and may not change any of its provisions.  The determination of the arbitrator shall be conclusive and binding upon the Parties and judgment upon the same may be entered in any court having jurisdiction thereof.  The arbitrator shall give written notice to the Parties stating his or their determination, and shall furnish to each party a signed copy of such determination.

c.                                       The expenses of arbitration will be borne equally by the Executive and the Company, and each party will bear its own costs, including attorneys’ fees; provided, however, that the arbitrator shall have the power to award such expenses and costs, including attorneys’ fees, to the prevailing party in accordance with applicable law and to require Duke at the beginning of the proceedings to fully or partially reimburse (or provide an advance to) the Executive for expenses (but not for costs, including attorneys’ fees) in the event the Executive can demonstrate that the amount of the expenses is an unreasonable impediment to adjudication of his claims in arbitration.  If the arbitrator awards a monetary amount to either party in excess of $1,000,000, the party against whom the award was made may seek judicial resolution of the dispute under a de novo standard before any court with appropriate jurisdiction over the matter.

d.                                      Notwithstanding the foregoing, Duke shall not be required to seek or participate in arbitration regarding any breach by the Executive of his agreements in Sections 8, 9 or 10 hereof, but may pursue its remedies for such breach in a court of competent jurisdiction in Charlotte, North Carolina.  Any arbitration or action pursuant to this Section 15 will be governed by and construed in accordance with the substantive laws of the State of North Carolina, without regard to any applicable state’s choice of law provisions.

16.                                 Governing Law.  This Agreement shall be interpreted, enforced and governed under the laws of the State of North Carolina, without regard to any applicable state’s choice of law provisions.

17.                                 Consultation With Attorney Advised.  The Executive is advised to consult with an attorney prior to executing this Agreement.  The Executive acknowledges being given that advice.  The Executive represents that he has read and fully understands all of the provisions of this Agreement. The Executive represents that he is voluntarily signing this Agreement.

18.                                 Binding Effect of Agreement.   This Agreement, once signed by each of (i) the Executive and (ii) the Group Executive and Chief Legal Officer, will be binding upon and will operate for the benefit of the heirs, executors, administrators, assigns, and successors in interest of the Executive and Duke.  Duke agrees that in the event of a sale, merger, acquisition, or other change in structure (including the cessation or restructuring of any part of Duke’s business) and/or ownership, Duke will ensure that the contract language pertaining to the transaction confirms the continuing liability of Duke (and its assigns and successors in interest) to the Executive under this Agreement.  The Executive agrees that Duke Energy Business Services LLC or its successors (and/or any of its authorized officers and/or employees) is authorized to act for Duke with respect to all aspects pertaining to the administration and interpretation of this Agreement.

19.                                 Severability.  The Parties agree that each and every paragraph, sentence, clause, term and provision of this Agreement is severable and that, if any portion of this Agreement should be deemed not enforceable for any reason, such portion shall be stricken and the remaining portion or portions thereof should continue to be enforced to the fullest extent permitted by applicable law.

20.                                 No Admission of Liability.  The Parties acknowledge that this Agreement is entered into solely for the purpose of ending their employment relationship on an amicable basis and shall not be construed as an admission of liability or wrongdoing by any Party and that each Party expressly denies any such liability or wrongdoing.

21.                                 No Reliance.  The Executive does not rely, and has not relied, upon any representation or statement made by Duke or by any of Duke’s employees, officers, agents, stockholders, directors or attorneys with regard to the subject matter, basis or effect of this Agreement other than those specifically contained herein.

22.                                 Complete Agreement.  The terms of this Agreement and the Waiver and Release constitute the entire agreement between the Parties and supersede all previous communications, representations, and agreements, oral or written, between the Parties with respect to the subject matter of this Agreement.  No agreement or understanding modifying this Agreement will be binding on either Party unless it is in writing and signed by an authorized representative of the Party sought to be bound.  If any part of this Agreement is adjudged by a court of competent jurisdiction (or the arbitrator(s) pursuant to Section 15) to be contrary to law, then this Agreement will, in all other respects, remain effective and binding to the full extent permitted by law.

23.                                 Compliance with Code Section 409A.  To the extent applicable, the Parties intend that this Agreement comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  This Agreement shall be construed, administered, and governed in a manner consistent with this intent.  Any provision that would cause any amount payable or benefit provided under this Agreement to be includable in the gross income of the Executive or his beneficiary under Section 409A(a)(1) of the Code shall have no force and effect unless and until amended to cause such amount or benefit to not be so includable (which amendment shall be made without the consent of the Executive or his beneficiaries and shall maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the requirements of Section 409A of the Code).  The tax treatment of this Agreement is not warranted or guaranteed, and neither the Company nor its affiliates nor their directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by the Executive or other taxpayer under Section 409A as a result of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, effective as of the date first written above.

DUKE ENERGY BUSINESS SERVICES LLC		EXECUTIVE

By:	/s/ Marc E. Manly	/s/ David L. Hauser
	Marc E. Manly Group Executive and Chief Legal Officer	David L. Hauser

Exhibit A

RELEASE OF CLAIMS

This RELEASE OF CLAIMS (the “Release”) is executed and delivered by David L. Hauser (the “Executive”) to DUKE ENERGY CORPORATION (together with its affiliates and any successors thereto, the “Company”). The term “Company” in this Release also includes any administrator, trustee, fiduciary or service provider of any employee benefit plan established or maintained by Duke Energy Corporation or any of its affiliates, as well as any such plan.

In consideration of the agreement by the Company to provide certain benefits to the Executive as set forth in the Retirement Agreement between Executive and the Company dated June 22, 2009 (the “Retirement Agreement”) and other good and valuable consideration, which the Executive acknowledges is consideration to which he would not otherwise be entitled, the Executive hereby agrees as follows:

Section 1.  Release and Covenant.  The Executive, of his own free will, voluntarily and unconditionally releases and forever discharges the Company, its subsidiaries, parents, affiliates, their directors, officers, employees, agents, stockholders, successors and assigns (both individually and in their official capacities with the Company) (the “Company Releasees”) from any and all past or present causes of action, suits, agreements or other claims which the Executive, his dependents, relatives, heirs, executors, administrators, successors and assigns has or may hereafter have from the beginning of time to the date hereof against the Company or the Company Releasees upon or by reason of any matter, cause or thing whatsoever, including, but not limited to, any matters arising out of his employment by the Company and the cessation of said employment, and including, but not limited to, any alleged violation of the Civil Rights Acts of 1964 and 1991, the Equal Pay Act of 1963, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990 and any other federal, state or local law, regulation or ordinance, or public policy, contract or tort law having any bearing whatsoever on the terms and conditions of employment or termination of employment.  This Release shall not, however, constitute a waiver of any of the Executive’s rights: (i) under Section 2 of the Retirement Agreement; (ii) to convert life insurance policies or plans in accordance with the terms of the Company’s plans and programs, as amended from time to time; (iii) to any claim for indemnification under the policies or governing instruments of the Company, including the advance of costs and expenses relating to any claims for which indemnification may be available, respecting acts or omissions in connection with the Executive’s service as a director or officer or employee of the Company; (iv) to any claim with respect to insurance coverage under any of the Company’s directors’ and officers’ liability insurance policies; (v) relating to claims that might arise after the date the Release is signed; or (vi) that cannot be released by law.

Section 2.  Due Care.  The Executive acknowledges that he has received a copy of this Release prior to its execution and has been advised hereby of his opportunity to review and consider this Release for 21 days prior to its execution.  The Executive further acknowledges that he has been advised hereby to consult with an attorney prior to executing this Release.  The Executive enters into this Release having freely and knowingly elected, after due consideration, to execute this Release and to fulfill the promises set forth herein.  This Release shall be revocable by the Executive during the 7-day period following its execution, and shall not become effective or enforceable until the expiration of such 7-day period.  In the event of such a revocation, the Executive shall not be entitled to the consideration for this Release set forth above.

Section 3.  Nonassignment of Claims; Proceedings.  The Executive represents and warrants that there has been no assignment or other transfer of any interest in any claim which the Executive may have against the Company or any of the Company Releasees.   The Executive represents that he has not commenced or joined in any claim, charge, action or proceeding whatsoever against the Company or any of the Company Releasees arising out of or relating to any of the matters set forth in this Release. The Executive further agrees that he will not seek or be entitled to any personal recovery in any claim, charge, action or proceeding whatsoever against the Company or any of the Company Releasees for any of the matters set forth in this Release.

Section 4.  Reliance by Employee.  The Executive acknowledges that, in his decision to enter into this Release, he has not relied on any representations, promises or agreements of any kind, including oral statements by representatives of the Company or any of the Company Releasees, except as set forth in this Release and the Retirement Agreement.

Section 5.  Nonadmission.   Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of the Company or any of the Company Releasees.

Section 6.  Communication of Safety Concerns.  Notwithstanding any other provision of this Release and the Retirement Agreement, the Executive remains free to report any suspected instance of illegal activity of any nature, any nuclear safety concern, any workplace safety concern, or any public safety concern to the United States Nuclear Regulatory Commission, the United States Department of Labor, or any other federal or state governmental agency. Further, nothing in this Release or the Retirement Agreement prohibits the Executive from participating in any way in any state or federal administrative, judicial or legislative proceeding or investigation or filing a charge of discrimination with an administrative agency, provided, however, that should an agency pursue any claims on the Executive’s behalf, by signing and not revoking this Release, the Executive has waived his right to any recovery, monetary or otherwise.  Should the Executive receive a subpoena in connection with any federal or state administrative, judicial, or legislative proceeding involving the Company, the Executive shall, if permitted by law, provide the Company with notice of the subpoena, including a copy of the subpoena, with twenty-four (24) hours of receipt of the subpoena.  The notice shall be provided to Duke Energy Corporation’s Chief Legal Officer.

Section 7.  Cash Balance Litigation.  Executive may or may not know that a class action lawsuit was commenced on February 6, 2006.  Here is the caption of that case:  Kenneth Walton George, Dennis Reed Bowen, Clyde Freeman, George Moyers, Jim Matthews, and Henry Miller, on their own behalf and on behalf of a class of persons similarly situated v. Duke Energy Retirement Cash Balance Plan and Duke Energy Corporation, Case No. 8:06-cv-00373-HFF, pending in the United States District Court for the District of South Carolina.  This paragraph deals with that lawsuit, and any lawsuit asserting similar claims (the “Cash Balance Plan Litigation”).  The Cash Balance Plan Litigation seeks additional benefits under the Duke Energy Retirement Cash Balance Plan (the “Cash Balance Plan”), and other relief.  The Company and the Cash Balance Plan intend to defend themselves vigorously in the Cash Balance Plan Litigation and take the position that no damages should result from the litigation.  Executive should consider the Cash Balance Plan Litigation in connection with this Release, because the Company and the Cash Balance Plan will take the position that this Release completely releases Executive’s rights in the Cash Balance Plan Litigation.  In the event that a court in the Cash Balance Plan Litigation should rule that despite this Release Executive is entitled to some recovery of benefits under the terms of the Cash Balance Plan, Executive agrees that he will get only the difference, if any, between what the Executive has been paid under the Retirement Agreement and what he would get under that ruling.  In the event that a court in the Cash Balance Plan Litigation should rule that despite this Release the Company or the Cash Balance Plan must pay damages other than benefits under the Cash Balance Plan, Executive agrees that he will get only the difference, if any, between what Executive has been paid under the Retirement Agreement and what he would get under that ruling. Executive is free to consult with counsel representing the plaintiff class in the Cash Balance Plan Litigation, whose names and addresses are attached.  Executive may, of course, contact any other lawyer.  Executive is encouraged to discuss this matter with the lawyer of his own choosing.

Section 8.  Governing Law.  This Release shall be interpreted, construed and governed according to the laws of the State of North Carolina, without reference to conflicts of law principles thereof.

Section 9.  Severability.  It is understood by Executive and the Company that if any part of this Release is held by a court to be invalid, the remaining portions shall not be affected.

This RELEASE is executed by the Executive and delivered to the Company on                   , 2009.

David L. Hauser